Exhibit 10.2

[Targacept Letterhead]

May 27, 2009

VIA EMAIL AND U.S. MAIL

Merck & Co., Inc.

Sumneytown Pike

West Point, Pennsylvania 19486

Attn: Larry Senour

Re:	Discontinuation of Inversine® by Targacept

Dear Mr. Senour:

Reference is made to the Asset Purchase and Trademark Assignment Agreement between Merck & Co., Inc. (“Merck”) and, as assignee of Layton Bioscience, Inc., Targacept, Inc. (“Targacept”) dated March 19, 1998 (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

Merck understands that Targacept intends (1) that its product Inversine® (NDA #10-251) be identified in the FDA’s list of Approved Drug Products with Therapeutic Equivalence Evaluations as a discontinued drug product and (2) to discontinue manufacture of Inversine®, in each case effective as of September 30, 2009 (together, the “Discontinuation”). By the signature of their respective authorized representatives below:

A. Merck hereby: (1) acknowledges and agrees that neither element of the Discontinuation nor any necessary or appropriate action or inaction arising from the Discontinuation shall constitute an Event of Default or otherwise constitute a breach or violation of the Agreement; and (2) confirms that, as of the date of this letter, two (2) Royalty Payments remain to be paid under Section 2.3(a)(ii) of the Agreement, for the Payment Years running from May 1, 2008 through April 30, 2009 (“Payment Year 9”) and May 1, 2009 through April 30, 2010 (“Payment Year 10”), and that, upon payment in full by Targacept of the Royalty Payments with respect to Payment Year 9 and Payment Year 10, Targacept shall have no further payment obligation to Merck under the Agreement;

B. Merck and Targacept hereby agree that, solely for purposes of applying Section 2.3(a)(ii)(B) of the Agreement with respect to Payment Year 10 and for no other purpose, Net Sales shall equal the sum of (i) Net Sales for the portion of Payment Year 10 ending September 30, 2009 plus (ii) the average monthly Net Sales for the twenty-four months ending April 30, 2009 multiplied by seven (7); and

C. Targacept hereby agrees to pay the Royalty Payment with respect to Payment Year 10 prior to the end of 2009.

Please indicate your agreement with the foregoing by signing one of the enclosed originals of this letter and returning it to my attention.

Sincerely,

/s/ Jeffrey P. Brennan

Jeffrey P. Brennan

Vice President, Business and

Commercial Development

Acknowledged and agreed:

Merck & Co., Inc.

By:	/s/ Robert A. McMahon
Name: Robert A. McMahon Title: President, US Commercial Operations

Date: Jun 2, 2009

cc:	Beth Fordham-Meier

Scott N. Cullison

Peter A. Zorn, Esq.